UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2018

ASTA FUNDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35637	22-3388607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue
Englewood Cliffs, NJ 07632
(201) 567-5648

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 15, 2018, Asta Funding, Inc. (the “Company”) received an Additional Determination Letter (the “Letter”) from the Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) due to its failure to timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 (the “Quarterly Report”).

The Letter indicated that the failure to timely file the Quarterly Report serves as an additional basis for delisting the Company’s securities, and that the Nasdaq Hearings Panel (the “Panel”) will consider the matter in rendering a determination regarding the Company’s continued listing on the Nasdaq Global Select Market. The Letter also indicated that, pursuant to Nasdaq Listing Rule 5810(d), the Company should present its views with respect to this additional delinquency at its Panel hearing.

At the Panel hearing, the Company intends to present its views with respect to the additional delinquency. However, there can be no assurance that the Panel will grant the Company’s request for continued listing.

Item 7.01	Regulation FD Disclosure.

On August 20, 2018, the Company issued a press release announcing its receipt of the Letter. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 20, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2018	Asta Funding, Inc.

	By:	/s/ Bruce R. Foster
	Name:	Bruce R. Foster
	Title:	Chief Financial Officer

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